UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
January 21, 2008

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13783	76-0542208

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1800 West Loop South, Suite 500
Houston, Texas	77027

(Address of principal	(Zip Code)
executive offices)

Registrant's telephone number, including area code: (713) 860-1500

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      (c)      On January 21, 2008, Integrated Electrical Services, Inc. (the “Company”), appointed Alan O. Gahm as Vice President and Chief Accounting Officer of the Company. Mr. Gahm, age 50, served from June 2006 until the present as Corporate Controller of Kraton Polymers, a global chemical company. From 2004 to May 2006 Mr. Gahm was Chief Operating Officer of Profit Technologies Corporation, an international audit and consulting firm and from 2000 to 2004 was Vice President, Finance and Corporate Controller of Kosa, a global polyester/chemical manufacturing subsidiary of Koch Industries.

     On January 21, 2008, the Company entered into an Employment Agreement with Mr. Gahm (the “Employment Agreement”). The Employment Agreement provides that Mr. Gahm shall commence employment with the Company on January 21, 2008 (the “Effective Date”). The Employment Agreement has no definitive employment term and may be terminated at any time, upon written notice to the other party for any reason, at the option either of the Company or Mr. Gahm. Pursuant to the Employment Agreement Mr. Gahm will serve as the Company’s Chief Accounting Officer.

     The Employment Agreement provides for (i) an annual base salary of $230,000 per year (which may be increased in the sole discretion of the Company), (ii) an annual bonus (the “Annual Bonus”) with a target annual bonus opportunity of 40% of annual base salary (the “Annual Bonus Opportunity”), (iii) a signing bonus of $50,000, one half of which is payable on Mr. Gahm’s first payroll period and the second half payable on the first regular payroll period following six months of consecutive employment with the Company (so long as he is actively employed by the Company on that date) and (iv) eligibility to participate in the Company’s Long Term Incentive Plan (the “LTIP”) with an annual incentive opportunity equal to one-hundred percent of his base salary. On the Effective Date Mr. Gahm received a grant of 6,400 shares of restricted shares of the Company’s common stock (“Restricted Shares”) pursuant to the LTIP which vest on January 21, 2011 and 6,400 phantom shares (“Phantom Shares”) pursuant to the LTIP. The Phantom Shares are subject to the attainment by the Company of target earnings per share over the time period from October 1, 2007 through September 30, 2009. It is anticipated that the earnings per share targets, which are derived from the Company’s operating plan, a proprietary internal document which outlines the Company’s operational strategies for competing in the electrical contracting industry, will be difficult to achieve in light of the Company’s ongoing consolidation efforts relating to the restructuring program, competitive factors, general economic conditions, management changes and material weakness in the accounting area. Failure to meet a minimum threshold of 75 percent of the amount of earnings would result in no payment and exceeding the target by 140 percent would result in up to 200 percent payment. Payment of the Phantom Shares is in the form of an equal amount of shares of Restricted Stock with restrictions lapsing on September 30, 2010.

     If Mr. Gahm terminates his employment without Good Reason (as defined in the Employment Agreement) or if he is terminated by the Company for Cause (as defined in the Employment Agreement) he is entitled to receive his base salary through his date of termination, reimbursement for unreimbursed reasonable business expenses incurred prior to his termination and any benefits he would be entitled to under the Company’s benefit plans (the “Accrued Rights”). Upon termination of employment either as a result of death or Disability (as defined in the Employment Agreement), Mr. Gahm or his estate, as the case may be, shall be entitled to the Accrued Rights, a pro rata portion of the most recent Annual Bonus awarded to him and Company paid COBRA coverage for twelve months for his eligible dependents in the event of his death. In the event that Mr. Gahm’s employment is terminated by the Company without Cause or by Mr. Gahm for Good Reason he shall be eligible to receive (i) the Accrued Rights, (ii) continued payment of base salary for twelve months immediately following such termination, (iii) Company paid COBRA coverage for twelve months immediately following such termination or until he obtains comparable employment, whichever is shorter, (iv) outplacement services for twelve months immediately following the date of such termination or until he obtains comparable employment, whichever is shorter, and (v) acceleration of vesting for all unvested equity awards (including but not limited to any unvested options and Restricted Stock)

     In the event Mr. Gahm is terminated by the Company without Cause or if he resigns for Good Reason within twelve months following a Change in Control (as defined in the Employment Agreement), Mr. Gahm shall be entitled to acceleration of vesting for all unvested equity awards of the Company (including, but not limited to any unvested options or Restricted Stock). Notwithstanding the foregoing, for a period of two years from the Effective Date of the Employment Agreement, Mr. Gahm may, at his sole discretion, elect to terminate his employment on such Change in Control by providing the Company written notice prior to the closing of the transaction giving rise to the Change in Control. In such case, Mr. Gahm shall receive (i) continued payment of his base salary for twelve months immediately following the date of such termination and within thirty days of such termination the greater of (a) pro rata portion (based on the percentage of the Fiscal Year that shall have elapsed) of the Annual Bonus Opportunity for the Fiscal Year in which such termination occurs or (b) the most recent Annual Bonus awarded to him; provided, however, the aggregate amount described above shall be reduced by the present value of any other cash severance or termination benefits payable under any other plans, programs or arrangements of the Company or its affiliates and not approved by the Compensation Committee or the Board of Directors of the Company, (ii) Company paid COBRA coverage for twelve moths immediately following such termination or until he finds comparable employment, whichever is shorter, and (iii) outplacement services for twelve months immediately following the date of termination or until he obtains comparable employment, whichever is shorter.

     Notwithstanding the foregoing, if Mr. Gahm’s employment is terminated by the Company without Cause (other than by his death or Disability) or if he resigns for Good Reason within twelve months following a Change in Control, he shall be entitled to receive (i) the Accrued Rights, (ii) continued payment of his base salary for twelve months immediately following the date of such termination, and within thirty days after such termination one times the most recent Annual Bonus awarded to him; provided that the aggregate amount described above shall be reduced by the present value of any other cash severance or termination benefits payable to him under any other plans, programs or arrangements of the Company or its affiliates and not approved by the Compensation Committee or the Board of Directors, (iii) Company paid COBRA coverage for twelve months following such termination or until he obtains comparable employment, whichever is shorter, and (iv) outplacement services for twelve months immediately following the date of such termination or until he obtains comparable employment.

     Mr. Gahm is subject to non-compete and non-solicit restrictive covenants during the employment term and for a period of one year (or two years if terminated by the Company for Cause or if Mr. Gahm resigns without Good Reason) following the termination of his employment. Mr. Gahm is also subject to restrictive covenants prohibiting disclosure of confidential information and intellectual property of the Company.

     The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits

      (d)      Exhibits

Exhibit Number	Description
Exhibit 10.1	Employment Agreement between the Company and Alan O. Gahm dated January 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                     INTEGRATED ELECTRICAL SERVICES, INC.

Date: January 23, 2008                             /s/ Curt L. Warnock

                                                     Curt L. Warnock

                                                    Senior Vice President and General Counsel